UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2026

Lord Abbett Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01764	93-4670837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As of August 1, 2026, Lord Abbett Private Credit Fund (“we”, the “Company” or the “Fund”) issued and sold approximately 3,249,536 of the Company’s common shares of beneficial interest (the “Common Shares”) for an aggregate offering price of approximately $80.6 million, reflecting a purchase price of $24.80 per Common Share (with the final number of Common Shares being determined on August 24, 2026).

The offer and sale of Common Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

Company’s Portfolio:

As of July 31, 2026, the Company had made loans to 62 portfolio companies, held an equity position in one portfolio company, and held one investment in a joint venture, with an aggregate loan commitment amount of approximately $1,983 million and par value of approximately $1,469 million. The portfolio consists of 95% senior secured debt investments and 5% investment in a joint venture, based on par value or in the case of investments in a joint venture, cost. As of July 31, 2026, 100% of the debt investments, based on par value, in the Company’s portfolio were at floating rates. As of July 31, 2026, 99% of the Company’s total loan commitments were in private senior secured loans. The following table presents information concerning portfolio companies to which the Company has made loans.

Portfolio Company Metrics(1):
Median 12-month EBITDA:	$95 million(2)
Weighted average net leverage:	5.0x(2)(3)
Weighted average loan to value:	43%(2)(4)
Weighted average interest coverage:	2.3x(2)(5)
Weighted average yield on debt investments, at cost:	9.4%(6)

(1)	Amounts were derived from the most recently available financial statements provided by portfolio companies which have not been independently verified by us and may reflect a normalized or adjusted amount. Such amounts have not been independently estimated by us, and accordingly, we take no responsibility for such numbers and make no representation or warranty in respect of this information.

(2)	Metrics exclude one liquid loan. Metrics also exclude one recurring revenue investment, which are investments in portfolio companies in which the Company lends based on a multiple of recurring revenue generated by the portfolio company and not based on a multiple of EBITDA. Weighted average metrics are calculated as a percentage of funded par value of debt investments.

(3)	Net leverage is the ratio of total senior debt minus cash divided by EBITDA and taking into account leverage through the tranche to which the Company is a lender.

(4)	Calculated using total senior debt minus cash divided by total enterprise value estimated by the private equity sponsor or market comparables and taking into account leverage through the tranche to which the Company is a lender.

(5)	Interest coverage for a particular portfolio company is calculated by taking EBITDA and dividing by annualized latest reported interest expense.

(6)	Computed as (a) the annual stated spread, plus reference rate, as applicable, plus the annual accretion of discounts, plus the annual unused fees, as applicable on debt securities divided by (b) total debt investments at cost included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented herein.

The table below shows the Company’s loan investment activity during the period July 1, 2026, through July 31, 2026. Amounts shown for commitment amount and par value are as of July 31, 2026:

Issuer	Commitment Amount ($ in millions)	Par Amount ($ in millions)
StateServ Acquisition, Inc.	$3.2	$0.0
World Insurance Associates, LLC	$35.5	$0.0
Total	$38.7	$0.0

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of July 31, 2026:

Industry	Par or Cost ($ in millions)	% of Total
Air Freight & Logistics	$174.1	11.8%
Health Care Providers & Services	145.0	9.9
Aerospace & Defense	142.6	9.7
Electrical Equipment	131.5	8.9
Commercial Services & Supplies	127.1	8.7
IT Services	121.1	8.2
Software	107.8	7.3
Professional Services	102.2	7.0
Real Estate Management & Development	68.9	4.7
Pharmaceuticals	58.0	3.9
Others	291.1	19.9
Total	$1,469.4	100.0%

Total Private Credit Platform Size:

As of July 31, 2026, Lord, Abbett & Co. LLC and its affiliates (collectively, “Lord Abbett”) estimates that the “Total Private Credit Platform Size”(1) of the direct lending platform it manages was approximately $4.9 billion, consisting of equity capital sourced from drawn and undrawn commitments to Lord Abbett-managed BDCs and other direct lending funds, subscriptions to the BDCs, and allocations and expected allocations to the BDCs by certain Lord Abbett-managed funds, drawn leverage amounts and expected target leverage amounts under credit facilities, and investment capacity in joint ventures. As of July 31, 2026, the direct lending platform had approximately $3.3 billion of Total Investment Exposure(2).

1) The components of “Total Private Credit Platform Size” are not financial measures calculated in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Undrawn investor commitments and expected allocations are subject to the terms of the relevant agreements and/or applicable law, including limitations on the Company’s or other relevant fund’s ability to call capital, and may not be immediately available for investment. Expected allocations from Lord Abbett-managed funds are not legally binding commitments to invest and are subject to the discretion of the portfolio manager(s) of the relevant funds.  In addition, leverage amounts under credit facilities or other debt agreements are subject to borrowing base requirements, asset coverage tests, covenants and/or other terms and conditions. Expected target leverage may include financing that has not yet been committed or obtained and represents leverage expected to be utilized to achieve the applicable investment vehicle’s target capital structure. There is no guarantee that the platform would be able to obtain financing to achieve the expected target leverage. In addition, the platform’s expected target leverage may change over time. Accordingly, the amount of capital the direct lending platform is able to invest at any given time may be materially less than the amounts presented. The foregoing amounts represent estimates as of the date indicated and are subject to change based on, among other things, portfolio activity, market conditions, investor actions, and funding availability.

2) Total Investment Exposure is comprised of (i) investments at fair value, accrued interest and fees, and cash and cash equivalents as of the measurement date and (ii) unfunded commitments to extend loans to borrowers as of the measurement date.

Item 8.01. Other Events.

Distribution:

On August 24, 2026, the Company declared a distribution of approximately $0.22 per share to shareholders of record as of August 31, 2026 to be paid on or about September 28, 2026.

Net Asset Value

As of July 31, 2026, the Company’s aggregate net asset value (“NAV”) was approximately $742 million. The NAV per share of Common Shares as of June 31, 2026, as determined in accordance with the Company’s valuation policy, was $24.80 per Common Share.

Final results related to all of the above information and other information may differ materially as a result of the completion of the Company’s financial closing procedures, which will occur between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND

Date: August 28, 2026	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer